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                                                                      Exhibit 23
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-57872, 33-67366, 33-98106, 333-40623, 333-77957, 333-81549, 333-52762, and
333-88638 of Radian Group Inc. on Form S-8 of our reports dated February 28, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 21, 2003